Exhibit 23.4

CONSENT OF INDEPENDENT AUDITOR

We consent to the inclusion in this Registration Statement on Form S-4 and related Prospectus of The First Bancshares, Inc. of our report dated March 7, 2018 relating to the consolidated financial statements of FMB Banking Corporation and subsidiary, appearing in this Current Report on Form S-4.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ SALTMARSH, CLEAVELAND & GUND, P.A.

Orlando, Florida

September 13, 2018